EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-52419) pertaining to the 1997 Stock Option Plan of Dunn Computer Corporation d/b/a SteelCloud Company (a Virginia corporation), with respect to the consolidated financial statements and schedules of Dunn Computer Corporation d/b/a SteelCloud Company included in the Annual Report (Form 10-K) for the year ended October 31, 2000.


                                                    /s/ ERNST & YOUNG LLP


McLean, Virginia
January 19, 2001